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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2004

Dear Shareholder,

        You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Charles River Laboratories International, Inc. (the "Company") to be held at 8:00 a.m. on Wednesday, May 12, 2004, at Charles River Endosafe, 1023 Wappoo Road, Building B, Suite 42, Charleston, South Carolina.

        At the Annual Meeting, eight persons will be elected to the Board of Directors. In addition, the Company will also ask the shareholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

        Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we urge you to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

Sincerely,

James C. Foster Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 12, 2004

To the Shareholders of
Charles River Laboratories International, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Charles River Laboratories International, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 12, 2004, at Charles River Endosafe, 1023 Wappoo Road, Building B, Suite 42, Charleston, South Carolina, at 8:00 a.m., for the following purposes:

  1.
  To elect eight members to the Board of Directors to hold office until the next Annual Meeting of Shareholders.

  2.
  To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 25, 2004.

  3.
  To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

        The Board of Directors has fixed the close of business on March 15, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

        All shareholders are cordially invited to attend the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders and those holding proxies from shareholders.

By Order of the Board of Directors

Dennis R. Shaughnessy Secretary
April 9, 2004

Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
251 Ballardvale Street
Wilmington, MA 01887
(978) 658-6000

PROXY STATEMENT

For Annual Meeting of Shareholders
To be Held May 12, 2004

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Charles River Laboratories International, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at Charles River Endosafe, 1023 Wappoo Road, Building B, Suite 42, Charleston, South Carolina, on Wednesday, May 12, 2004, at 8:00 a.m., and any adjournments thereof (the "Meeting").

        When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted for the election of the Board's nominees as directors and for the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2004.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of shareholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the Meeting for purposes of determining whether a quorum exists.

        If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Broker non-votes are not counted for the purpose of electing directors or approving the ratification of the independent auditors.

        The close of business on March 15, 2004 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Meeting. As of the close of business on March 15, 2004, the Company had 46,096,758 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock at the close of business on the record date are entitled to one vote per share on all matters to be voted on by shareholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

Votes Required

        Nominees for election as directors at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 25, 2004.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a majority of the shares voting on the matter.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Under the Company's By-laws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors but may be increased or decreased either by the shareholders or by the majority of directors then in office. Directors serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

        The Board of Directors has voted to set the size of the Board of Directors at eight and to nominate James C. Foster, Robert Cawthorn, Stephen D. Chubb, George E. Massaro, George M. Milne, Douglas E. Rogers, Samuel O. Thier and William H. Waltrip for election at the Meeting. There are no family relationships between any of the Company's directors or executive officers.

        Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

        The Board recommends a vote "FOR" each of the Board's nominees.

        Set forth below are the names of the persons nominated as directors, their ages, their positions with the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
James C. Foster	53	Chairman, Chief Executive Officer, President and Director since 1989
Robert Cawthorn	68	Director since 1999
Stephen D. Chubb	60	Director since 1994
George E. Massaro	56	Director since 2003
George M. Milne	60	Director since 2002
Douglas E. Rogers	49	Director since 2002
Samuel O. Thier	66	Director since 2000
William H. Waltrip	66	Director since 1996

        James C. Foster joined us in 1976 as General Counsel. Over the past 28 years, Mr. Foster has held various staff and managerial positions, with Mr. Foster being named our President in 1991, Chief Executive Officer in 1992 and our Chairman in 2000. Mr. Foster received a B.A. from Lake Forest College, a M.S. from the Sloan School of Management at the Massachusetts Institute of Technology, and a J.D. from Boston University School of Law.

        Robert Cawthorn retired in 2001 as an independent consultant to Global Health Care Partners, a group at DLJ Merchant Banking, Inc., having been a Managing Director from 1997 to 1999. Mr. Cawthorn was Chief Executive Officer and Chairman of Rhône-Poulenc Rorer Inc. until May 1996. He previously served as an executive officer of Pfizer International and was the first President of Biogen Inc. Mr. Cawthorn serves as Chairman of Actelion Ltd. and of H2O Technologies, Inc., and also serves as a director of Coley Pharmaceutical Group, Inc., NextPharma Technologies S.A., PharmaNet Inc., Leerink Swan & Company and RxBazaar, Inc.

        Stephen D. Chubb has been Chairman, Director and Chief Executive Officer of Matritech, Inc., a leading developer of proteomics-based diagnostic products for the early detection of cancer, since its inception in 1987. He is also a certified public accountant. Previously, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc. and as President and Chief Executive Officer of Cytogen Corp. Mr. Chubb serves as Vice Chairman of the Board of Mount Auburn Hospital in Cambridge, Massachusetts. From February 1999 to May 2002, Mr. Chubb served as a director of i-Stat Corporation, a manufacturer of diagnostic instruments.

        George E. Massaro has been a Managing Director of Huron Consulting Group, a management consulting company, since August 2002. Prior to that time, he was the Managing Partner of Arthur Andersen's New England practice. Mr. Massaro has more than 33 years of accounting and auditing experience with expertise in a broad range of areas including due diligence, transaction structuring, business combinations, complex equity structures, spin-offs and divestitures. Mr. Massaro is a certified public accountant.

        George M. Milne retired in 2002 from Pfizer Inc. after working at the company in research and management positions for nearly 32 years, including Executive Vice President of Global Research and Development and President of Central Research, with global responsibility for Human and Veterinary Medicine R&D. Dr. Milne serves as a director of Mettler-Toledo International, Inc. and is a venture partner of Radius Ventures LLC.

        Douglas E. Rogers has been a Partner and founding member of Blackstone Healthcare Partners LLC, the healthcare division of The Blackstone Group, a private investment bank, since April 2003. Mr. Rogers has extensive experience in health care private equity investing and investment banking, including as Managing Director of Donaldson Lufkin & Jenrette's Merchant Banking Group and Managing Director of Credit Suisse First Boston's Private Equity Group. Previously, Mr. Rogers was a Vice President at Kidder Peabody & Co., Senior Vice President at Lehman Brothers and head of US Investment Banking at Baring Brothers. Mr. Rogers serves as a director of Computerized Medical Systems, Inc. and previously served on our Board from 1999 until 2001.

        Samuel O. Thier is Professor of Medicine and Professor of Health at Harvard Medical School, Massachusetts General Hospital. In December 2002, Dr. Thier retired from Partners HealthCare System, Inc. where he had been Chief Executive Officer since July 1996. Previously, he served as President of The Massachusetts General Hospital from 1994 through 1997 and as President of Brandeis University from 1991 to 1994. He has served as President of the Institute of Medicine, National Academy of Sciences, and is a Fellow of the American Academy of Arts and Sciences. Dr. Thier is a director of Merck & Co., Inc. and the Federal Reserve Bank of Boston, an Overseer of TIAA-CREF, and a Trustee of Cornell University and The Commonwealth Fund.

        William H. Waltrip has been a director of Bausch & Lomb Incorporated since 1985, and Chairman of the Board of Directors of Technology Solutions Company since 1993. Previously, Mr. Waltrip served as Chairman and Chief Executive Officer of Bausch & Lomb Incorporated, as Chief Executive Officer of Technology Solutions Company, as Chairman and Chief Executive Officer of Biggers Brothers, Inc., and as Chief Operating Officer of IU International Corporation. He was also previously President, Chief Executive Officer and a director of Purolator Courier Corporation. He is a director of TIAA-CREF, Thomas & Betts Corporation and Technology Solutions Company.

Corporate Governance.

        We are committed to operating our business with integrity and accountability. We complied with all of the New York Stock Exchange (the "NYSE") corporate governance standards prior to their approval by the Securities and Exchange Commission (the "SEC"). Seven of our eight Board members are independent and have no significant financial, business or personal ties to the Company or management and all of our Board committees are composed of independent directors. The Board adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which has been communicated to employees and posted on our website. We have always been diligent in complying with established accounting principles and are committed to providing financial information that is transparent, timely and accurate. We have established a process through which employees, either directly or anonymously, can notify management (and the Audit Committee of the Board of Directors) of alleged accounting and auditing concerns or violations including fraud. We created an internal Disclosure Committee that meets regularly and adopted disclosure procedures and guidelines to help ensure that our public disclosures are accurate and timely. A copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.criver.com under the "Investors Relations—Corporate Governance" caption.

        Shareholders may contact the Lead Independent Director of the Board of Directors, William H. Waltrip, by writing to Mr. Waltrip, c/o Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887, or by email at CRLLeadDirector@criver.com. All communications received in this manner will be kept confidential and forwarded by the Corporate Secretary directly to the Lead Independent Director.

        Pursuant to the NYSE listing standards, our Board of Directors has adopted a formal set of Director Qualification Standards with respect to the determination of director independence. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent auditors. In accordance with these Standards, a director must be determined to have no material relationship with the Company other than as a director. The Standards also prohibit Audit Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest. The Board has determined that each of the current directors, with the exception of Mr. Foster who is not independent due to his employment as Chief Executive Officer and President of the Company, is independent under these Standards. The full text of our Director Qualification Standards is attached as Annex I to this proxy statement. These Standards are also published on our website at www.criver.com under the "Investors Relations—Corporate Governance" caption.

Board and Committees

        Meeting Attendance.    The Company recently adopted a policy requiring directors to attend its Annual Meetings of Shareholders, including this meeting. The Company's Annual Meetings of Shareholders have historically been attended by few, if any, shareholders, and accordingly only the Chairman was required to attend. During 2003, there were five meetings of the Board of Directors. All directors attended all five meetings of the Board and no director attended fewer than 75% of the committee meetings of the Board on which he served during 2003.

        Audit Committee and Financial Experts.    The Audit Committee met five times in 2003 and had three members: Messrs. Chubb, Massaro, and Waltrip. In February 2003, Mr. Massaro was elected to the Board and appointed to the Audit Committee and Dr. Thier resigned from the Audit Committee. The Board of Directors has unanimously determined that Messrs. Chubb and Massaro qualify as "financial experts" under the NYSE regulations. The Audit Committee is responsible for the engagement of our independent auditors, reviewing the plans and results of the audit engagement with our independent auditors, approving services performed by and the independence of our independent auditors, considering the range of audit and non-audit fees, consulting with our independent auditors regarding the adequacy of our internal controls and reviewing annual and quarterly financial statements. A copy of the Audit Committee Charter is attached as Annex II to this proxy statement and is also available on our website at www.criver.com under the "Investors Relations—Corporate Governance" caption.

        Compensation Committee.    The Compensation Committee met three times during 2003 and had four members: Messrs. Cawthorn, Milne, Rogers and Waltrip. The Compensation Committee reviews compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. In addition, the Compensation Committee reviews, approves and makes recommendations on the Company's compensation and benefit plans to ensure that they meet corporate objectives. The Compensation Committee determines the compensation of the CEO and reviews the CEO's recommendations on compensation for all of the Company's officers. The Compensation Committee also administers the Company's stock plans. A copy of the Compensation Committee Charter is attached as Annex III to this proxy statement and is also available on our website at www.criver.com under the "Investors Relations—Corporate Governance" caption.

        Corporate Governance and Nominating Committee.    While the Corporate Governance and Nominating Committee did not meet in 2003, it did conduct committee business through written actions of the committee. In addition, due to the importance of the corporate governance changes proposed and finalized by the SEC and the NYSE during 2003, most of the Company's governance activities were conducted by the full Board of Directors. The Corporate Governance and Nominating Committee had three members during fiscal 2003: Messrs. Cawthorn, Chubb and Waltrip. The Committee makes recommendations to the Board on all matters relating to the Board, including development and implementation of policies on composition, participation and size of the Board, changes in the organization and procedures of the Board, and compensation of non-employee directors.

The Committee oversees matters of corporate governance, including Board performance, and considers director nominees, including those submitted by shareholders in accordance with the By-laws for recommendation to the Board. A copy of the Corporate Governance and Nominating Committee Charter is attached as Annex IV to this proxy statement and is also available on our website at www.criver.com under the "Investors Relations—Corporate Governance" caption.

        The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. All candidates must complete a nominee questionnaire that solicits information regarding the nominee's background, board experience, industry experience, independence, financial expertise, and other relevant information and are interviewed by the Chairman of the Board and at least one member of the Committee. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year. As described below, the Committee considers properly submitted shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Committee. The Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. The Committee evaluates the candidates based on the minimum qualifications described below as well as the criteria set forth in the Company's Corporate Governance Guidelines. In evaluating such nominations, the Committee seeks to recommend to shareholders a group that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience in various areas.

        The Committee has adopted guidelines regarding the qualifications required for Board nominees. These guidelines are designed to assure that the Board of Directors is composed of successful individuals who demonstrate integrity, reliability, knowledge of corporate affairs, and an ability to work well together. Diversity in business background, area of expertise, gender and ethnicity are also considered. The criteria for director nominees include: the candidate's professional experience and personal accomplishments; the candidate's independence from the Company and management; the ability of the candidate to attend Board and committee meetings regularly and devote an appropriate amount of effort in preparation for those meetings; the candidate's ability to function as a member of a diverse group; and an understanding of the Board's governance role.

        The Committee will consider director candidates recommended by shareholders. Recommendations for consideration for nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date of the Company's proxy statement released to shareholders in conjunction with the previous year's meeting.

Compensation of Directors

        In 2003, the Company paid each non-employee director an annual fee of $30,000 for service as a director of the Company. Each Committee Chair received an additional $2,500 and our Lead Independent Director, Mr. Waltrip, received an additional $10,000, for these additional responsibilities. Expenses incurred in attending Board of Directors meetings and committee meetings are reimbursed by the Company. In 2003, Drs. Milne and Thier each received $3,000 for consulting services provided to the Company's Scientific Advisory Board.

        Directors are eligible to receive options under the Company's stock option plans. Each unaffiliated and non-employee director is granted an option to purchase 20,000 shares of Common Stock on the date he or she is first elected or named a director. Board members also receive an annual stock option grant. Options for 6,000 shares were granted in July 2003 to each non-employee director other than Mr. Massaro, who received an option grant of 20,000 shares upon his election to the Board in February 2003.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 25, 2004 and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 25, 2004. PricewaterhouseCoopers LLP were the Company's independent auditors for the fiscal year ended December 27, 2003 and audited the Company's financial statements for the fiscal year ended December 27, 2003. The Audit Committee proposes that the shareholders ratify this appointment for the fiscal year ending December 25, 2004. The Company expects that a representative of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

        In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company is not obtained at the Meeting, the Audit Committee will reconsider its appointment.

        The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent auditors.

Statement of Fees Paid to Independent Auditors

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the years ended December 27, 2003 and December 28, 2002, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2003	2002
Audit fees(1)	$922,000	$857,500
Audit-related fees(2)	265,000	162,500
Tax fees(3)	163,000	245,000
All other fees(4)	41,000	—

Total(5)	$1,391,000	$1,265,000

(1)
Audit fees consisted of work performed in the audit of the Company's annual consolidated financial statements filed on Form 10-K, the reviews of the Company's quarterly condensed consolidated financial statements filed on Forms 10-Q, the reviews of registration statements and issuance of consents and comfort letters in connection with the Company's debt offering, and the audits of statutory financial statements of certain foreign subsidiaries. For 2003, all such fees were approved in advance by the Audit Committee.

(2)
Audit-related fees consisted principally of audits of the Company's employee benefit plans and financial due diligence services in connection with businesses acquired in 2002 and 2003 and for providing assistance with the documentation of internal controls for financial reporting in preparation for compliance with the Sarbanes-Oxley Act of 2002. For 2003, all such fees were approved in advance by the Audit Committee.

(3)
Tax fees consisted principally of tax compliance and tax return preparation. Tax consulting comprised a very nominal portion of total tax fees, and, in 2003, was subject to project specific approval. For 2003, all such fees were approved in advance by the Audit Committee.

(4)
All other fees consisted of work performed by foreign affiliates of PricewaterhouseCoopers LLP related to the reorganization of certain of the Company's foreign entities. For 2003, all such fees were approved in advance by the Audit Committee.

(5)
None of the non-audit services constitutes a prohibited activity for a company's independent auditor under the Sarbanes-Oxley Act of 2002 or related SEC or NYSE regulations.

Policy and Procedures on Engagement and Retention of the Independent Auditor for Audit, Audit-Related and Non-Audit Services

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company's independent auditor. In recognition of this responsibility, the Audit Committee has established a policy for pre-approving all audit and permissible non-audit services provided by its independent auditors.

        Prior to engagement of the independent auditors for the next year's audit, management will submit to the Audit Committee for approval, a summary of services expected to be rendered during that year for all services. Prior to engagement, the Audit Committee pre-approves a budget for each category of services. The Audit Committee requires the independent auditors and management to report actual fees versus the budget, quarterly, by category of service. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for pre-approval.

        The Audit Committee of the Board of Directors has considered whether the provision of the services described above under the captions tax fees and all other fees is compatible with maintaining PricewaterhouseCoopers LLP's independence. The Audit Committee has concluded that these services do not compromise PricewaterhouseCoopers LLP's independence.

The Audit Committee recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 25, 2004.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth certain information as of March 15, 2004, with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the five executive officers listed in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group. As of March 15, 2004, there were 46,096,758 shares of Common Stock outstanding.

Name of Beneficial Owner	Number of Shares beneficially owned as of March 15, 2004		Percentage of Shares Outstanding
5% Shareholders
Baron Capital Group, Inc.	2,810,300	(1)	6.1%
FMR Corp.	4,098,290	(2)	9.0%
H.A. Schupf & Co., LLC	3,197,470	(3)	7.0%
Neuberger Berman, Inc.	5,704,795	(4)	12.5%
PRIMECAP Management	2,298,000	(5)	5.0%
Named Executive Officers
James C. Foster	748,584	(6)	1.6%
Real H. Renaud	107,593	(7)	*
Thomas F. Ackerman	152,104	(8)	*
David P. Johst	197,468	(9)	*
Dennis R. Shaughnessy	120,736	(10)	*
Outside Directors
Robert Cawthorn	288,200	(11)	*
Stephen D. Chubb	48,773	(12)	*
George E. Massaro	20,000	(13)	*
George M. Milne	26,000	(14)	*
Douglas E. Rogers	328,349	(15)	*
Samuel O. Thier	31,300	(16)	*
William H. Waltrip	48,773	(17)	*
All executive officers and directors as a group (15 persons)	2,184,366	(18)	4.6%

*
Less than 1%.

(1)
The information reported is based on a Schedule 13G filed with the Securities and Exchange Commission (the SEC) on February 13, 2004, by Baron Capital Group, Inc., BAMCO, Inc., and Baron Capital Management, Inc. (collectively referred to as Baron). Baron has shared dispositive power with respect to all of the shares reported and shared voting power with respect to 2,769,300 shares reported in the table. The address of Baron is 767 Fifth Avenue, New York, New York 10153.

(2)
The information reported is based on a Schedule 13G filed with the SEC on February 17, 2004, by FMR Corp., the parent company of Fidelity Management and Research Company and Fidelity Management Trust Company (collectively referred to as FMR Corp.). FMR Corp. has sole dispositive power with respect to all of the shares reported and sole voting power with respect to 363,980 shares reported in the table. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(3)
The information reported is based on a Schedule 13G filed with the SEC on February 9, 2004, by H.A. Schupf & Co., LLC. H.A. Schupf has sole dispositive and voting power with respect to all of the shares reported in the table. The address of H.A. Schupf is 590 Madison Avenue, New York, New York 10022.

(4)
The information reported is based on a Schedule 13G filed with the SEC on February 13, 2004, by Neuberger Berman, Inc. Neuberger Berman has shared dispositive power with respect to all of the shares reported and shared voting power with respect to 2,427,650 shares reported in the table. The address of Neuberger Berman is 605 Third Avenue, New York, New York 10158.

(5)
The information reported is based on a Schedule 13G filed with the SEC on January 16, 2004, by PRIMECAP Management Company. PRIMECAP has sole dispositive power with respect to all of the shares reported and sole voting power with respect to 373,200 shares reported in the table. The address of PRIMECAP is 225 South Lake Avenue, Pasadena, California 91101.

(6)
Includes 537,156 shares of Common Stock subject to options held by Mr. Foster that are exercisable within 60 days of March 15, 2004.

(7)
Includes 73,126 shares of Common Stock subject to options held by Mr. Renaud that are exercisable within 60 days of March 15, 2004.

(8)
Includes 116,587 shares of Common Stock subject to options held by Mr. Ackerman that are exercisable within 60 days of March 15, 2004.

(9)
Includes 163,587 shares of Common Stock subject to options held by Mr. Johst that are exercisable within 60 days of March 15, 2004.

(10)
Includes 82,975 shares of Common Stock subject to options held by Mr. Shaughnessy that are exercisable within 60 days of March 15, 2004.

(11)
Includes 6,000 shares of Common Stock subject to options held by Mr. Cawthorn that are exercisable within 60 days of March 15, 2004.

(12)
Includes 30,000 shares of Common Stock subject to options held by Mr. Chubb that are exercisable within 60 days of March 15, 2004.

(13)
Includes 20,000 shares of Common Stock subject to options held by Mr. Massaro that are exercisable within 60 days of March 15, 2004.

(14)
Includes 20,000 shares of Common Stock subject to options held by Mr. Milne that are exercisable within 60 days of March 15, 2004.

(15)
Mr. Rogers was elected to the Board of Directors in October 2002. Mr. Rogers was previously a Director from 1999 to 2001. He did not receive an option grant upon his re-election to the Board in 2002.

(16)
Includes 30,000 shares of Common Stock subject to options held by Dr. Thier that are exercisable within 60 days of March 15, 2004.

(17)
Includes 30,000 shares of Common Stock subject to options held by Mr. Waltrip that are exercisable within 60 days of March 15, 2004.

(18)
Includes 1,145,857 shares of Common Stock subject to options exercisable within 60 days of March 15, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and such beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 27, 2003, all Section 16(a) filing requirements applicable to its officers, directors and such beneficial owners were complied with, except that Thomas F. Ackerman, Christophe Berthoux, James C. Foster, Jorg Geller, Nancy Gillett, David P. Johst, Real H. Renaud, and Dennis R. Shaughnessy filed their Forms 4 two days late reporting stock option grants. In addition, Mr. Berthoux was delinquent in reporting on Form 4 a stock option exercise and same day sale.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

Summary Compensation Table

        The following table sets forth certain information with respect to compensation paid to the Named Executive Officers during each of the last three fiscal years.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)		Securities Underlying Options/SARs(#)	All Other Compensation(3)
James C. Foster Chairman, Chief Executive Officer, President and Director	2003 2002 2001	$600,000 548,077 447,910	$331,167 870,707 720,375	$101,532 33,577 30,559	$	— 1,929,000 —	200,000 155,000 77,500	$9,036 12,340 8,746
Real H. Renaud Executive Vice President and General Manager, Worldwide Research Models Products and Services	2003 2002 2001	$315,000 274,520 249,730	$162,606 291,584 255,752	$41,231 11,733 10,811		$328,700 192,900 —	40,400 23,400 21,800	$7,486 9,825 7,457
Thomas F. Ackerman Senior Vice President and Chief Financial Office	2003 2002 2001	$278,200 259,327 223,784	$92,131 265,691 287,438	$27,001 17,521 12,288		$197,220 — —	26,600 23,400 21,800	$6,147 8,124 5,726
David P. Johst Senior Vice President, Human Resources and Administration	2003 2002 2001	$278,200 259,327 223,790	$92,131 265,691 287,438	$37,141 16,184 4,221	$	— 192,900 —	26,600 23,400 21,800	$5,646 7,075 4,809
Dennis R. Shaughnessy Senior Vice President, Corporate Development, General Counsel and Secretary	2003 2002 2001	$273,000 259,327 224,235	$90,408 265,691 272,438	$24,271 20,417 17,873	$	— — 191,820	21,000 23,400 21,800	$5,878 7,250 4,949

(1)
Includes compensation associated with health benefits and reimbursements, company vehicles, tax offset payments, estate planning, certain membership dues and other reimbursements.

(2)
These values are calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. In general, one third of the shares of an award of restricted Common Stock is freed from the restrictions on transfer each year, provided that the recipient continues to be employed by the Company on the anniversary date of the grant. Holders of restricted stock are entitled to vote their restricted shares. For information regarding the award of restricted shares to Mr. Foster, see the Compensation Committee Report below. As of the end of fiscal 2003, the Named Executive Officers held the following number of unvested shares of restricted stock: Mr. Foster: 40,000; Mr. Renaud: 14,000; Mr Ackerman: 6,000; Mr. Johst: 4,000; and Mr. Shaughnessy: 2,000. The values of these shares, calculated by multiplying the number of shares by the closing price of the Common Stock on the NYSE on the last trading day of fiscal 2003 were $1,344,400, $470,540, $201,660, $134,440 and $67,220, respectively.

(3)
Includes the dollar value of the term life insurance cost under the Company's Executive Supplemental Life Insurance Retirement Plan, which for 2003 was: Mr. Foster ($4,109); Mr. Renaud ($2,559); Mr. Ackerman ($1,220); Mr. Johst ($719); and Mr. Shaughnessy ($951), and employer contributions under the Company's Savings Plus Plan, which was $4,927 for each Named Executive Officer in 2003.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding options granted during fiscal year 2003 to each of the Named Executive Officers.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted (#)(1)
		Percent of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Share)(2)
Name				Expiration Date
					5%	10%
James C. Foster	200,000	13.33%	$32.87	7/23/2013	$4,134,354	$10,477,263
Real H. Renaud	40,400	2.69%	32.87	7/23/2013	835,140	2,116,407
Thomas F. Ackerman	26,600	1.77%	32.87	7/23/2013	549,869	1,393,476
David P. Johst	26,600	1.77%	32.87	7/23/2013	549,869	1,393,476
Dennis R. Shaughnessy	21,000	1.40%	32.87	7/23/2013	434,108	1,100,112

(1)
The options were granted pursuant to the Company's 2000 Incentive Plan. The options granted to the Named Executive Officers are incentive stock options to the extent permitted by law and vest annually in three equal installments.

(2)
The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3)
The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

        The following table sets forth for each of the Named Executive Officers the number of shares of Common Stock acquired on exercise of options during fiscal 2003, the aggregate dollar value realized upon such exercise, and the number and value of in-the-money stock options as of December 27, 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of the Unexercised In-The-Money Options at Fiscal Year-End(2)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Foster	109,000	$2,985,145	557,156	329,168	$12,567,507	$341,235
Real H. Renaud	54,000	1,517,563	88,126	63,267	1,725,128	64,590
Thomas F. Ackerman	16,000	241,600	116,587	49,467	2,700,725	54,378
David P. Johst	0	0	163,587	49,467	3,859,165	54,378
Dennis R. Shaughnessy	51,000	1,281,305	82,975	43,867	1,750,178	50,234

(1)
Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)
Represents the difference between the closing price per share of the Company's Common Stock on December 26, 2003 ($33.61), as reported on the NYSE, and the option exercise price.

Pension and Savings Plans

        One of the Company's sponsored defined benefit plans, the Charles River Laboratories, Inc. Pension Plan, is a qualified, non-contributory plan that covers most U.S. employees. Benefits are based on participants' highest five consecutive years of compensation and years of service. The amount of pension payable at normal retirement (the later of age 65 and 5 years of service) is equal to the greater of: (1) 1 1/8% of participants' highest five consecutive years of compensation multiplied by years of service up to 40 years, less the maximum offset allowance determined in accordance with the Internal Revenue Service; (2) $180 multiplied by years of service; and (3) $1,500. In addition, certain officers and key employees are entitled to a supplemental benefit amount under the plan. Participants' rights vest upon completion of five years of service. Employees hired after December 31, 2001 are not eligible to participate in this plan.

        Certain officers and key employees of the Company also participate in the Company's amended and restated Executive Supplemental Life Insurance Retirement Plan, or ESLIRP, which is a non-funded, non-qualified arrangement. Annual benefits under this plan will equal a percentage of the highest five consecutive years of compensation, offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security. The age-based percentages are 46% at age 59, and up to 55% at age 62 and over. The normal retirement age is 62. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 100% of the benefit paid to the executives during the first 15 years following retirement and at the rate of 50% thereafter. Executive officer participants vest as to 50% of the total benefit after five years of service with a 10% incremental increase in vesting percentage for each year thereafter. The Company has taken out several key person life insurance policies with the intention of using their cash surrender value to fund the ESLIRP.

        The following table shows the total estimated annual benefits payable under the ESLIRP beginning at retirement and continuing until the executive's death. These estimates are based on the assumptions that the executive will continue to work for the Company until normal retirement (age 62) with no change in current 2003 compensation. The total benefit below will be offset by the Charles River Laboratories, Inc. Pension Plan and Social Security. Amounts shown are paid as a 15 year certain and continuous annuity with a 50% spousal benefit after the 15 years.

Highest Five-Year Average Compensation	Retirement at Age 62- All Years of Service
$ 500,000	$275,000
600,000	330,000
700,000	385,000
800,000	440,000
900,000	495,000
1,000,000	550,000
1,100,000	605,000
1,200,000	660,000
1,300,000	715,000
1,400,000	770,000
1,500,000	825,000
1,600,000	880,000
1,700,000	935,000
1,800,000	990,000

        The (i) 2003 pensionable earnings (w-2 salary and bonus), (ii) current years of service and (iii) projected total service at age 62 are as follows for each of the Named Executive Officers:

Name	Compensation	Years of Service	Projected Total Years of Service
James C. Foster	$1,469,746	28.6	36.6
Real H. Renaud	605,815	39.3	44.3
Thomas F. Ackerman	545,165	16.0	29.0
David P. Johst	543,541	13.0	33.0
Dennis R. Shaughnessy	539,963	15.3	30.3

        The estimated annual vested accrued benefit payable upon retirement at age 62, based on the continued service and 2003 pensionable earnings shown in the table above, is as follows for the Named Executive Officers participating in the ESLIRP, subject to offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security: Mr. Foster ($808,889), Mr. Renaud ($333,621), Mr. Ackerman ($300,033), and Mr. Johst ($299,140). Mr. Shaughnessy is not a participant in the ESLIRP. The estimated annual vested accrued benefit payable as a straight life annuity upon retirement at age 65 (the normal retirement age under the pension plan) to Mr. Shaughnessy, assuming continued future service, under the Charles River Laboratories, Inc. Pension Plan is $61,500.

Employee Agreements and Compensation Arrangements

        The Company does not currently have employment agreements with any of the Named Executive Officers, other than the severance agreements and change in control agreements discussed below.

Severance Plans

        In January 1999, the Company adopted an Officer Separation Plan, which provides for severance payments to its corporate officers whose employment is terminated by the Company for reasons other than cause, voluntary resignation, disability, early or normal retirement or death and who have not been offered comparable positions within the Company. The Plan was amended to provide for a severance payment equal to two years of an officer's base pay (plus accrued vacation pay and a pro rata bonus payout if termination occurred after June 30th of the applicable year), payable to the officer as of the separation date. In exchange for these payments, the officer must agree not to compete with the Company for one year following his or her separation. To date, no payments have been made by the Company under the 1999 Officer Separation Plan, as amended. Each of the Named Executive Officers other than Mr. Renaud is a participant under the plan. In January 1992, Mr. Renaud entered into an agreement with Charles River Laboratories, Inc. providing for a severance payment equal to one year of his base pay if his employment is terminated for any reason other than for cause, and up to one additional year of base pay until he finds non-competing employment. The Plan and the 1992 agreement with Mr. Renaud each prohibit severance recipients from competing with Charles River Laboratories, Inc. for one year after termination of employment.

Change in Control Agreements

        The Company has entered into agreements (each, an "Agreement") with nine officers, including each of the Named Executive Officers, that provides such officers with severance and other benefits in the event their employment terminates under certain conditions during the term of the Agreement and within one year following a Change in Control. Each Agreement has a term of three years, with automatic one-year extensions thereafter. Payments made to the executive officer under the Agreement will generally offset, or reduce, payments and benefits to which the officer may be entitled under any other severance plan or agreement with the Company.

        The Agreement provides that any options to acquire Common Stock of the Company awarded to the executive officer under any stock option or other long-term incentive plan shall become fully exercisable upon the occurrence of the Change in Control. In addition, restrictions on any shares of restricted stock of the Company held by the executive officer shall lapse upon the occurrence of the Change in Control during the term of the Agreement.

        Each executive officer covenants in his or her Agreement that in the event of a Change in Control during the term of the Agreement, he or she will remain in the employ of the Company after the Change in Control until the earliest of (i) six months after the date of the Change in Control, (ii) termination by the executive officer of his or her employment for Good Reason or by reason of death, disability or retirement or (iii) termination of the executive officer's employment by the Company for any reason.

        If the employment of the executive officer is terminated during the term of the Agreement and on or before the first anniversary of a Change in Control (i) by the Company other than for Cause, death or disability or (ii) by the executive officer for Good Reason, the executive officer will be entitled to certain severance benefits, as follows:

  •
  a lump-sum cash severance payment equal to a multiple that varies from one to three (depending on the position held by the executive officer) times the sum of (i) the executive officer's then base salary and (ii) the executive officer's target bonus for the fiscal year in which the termination occurs;

  •
  for purposes of the foregoing, Mr. Foster's multiple is three, and the other Named Executive Officers' multiple is two;

  •
  for those executive officers at the Senior Vice President level and above, an additional payment to "gross-up" the executive officer for any significant excise tax imposed by Section 4999 of the Internal Revenue Code;

  •
  additional service credit for pension purposes;

  •
  immediate payment of the executive officer's accrued benefit, if any, under the Company's ESLIRP;

  •
  continuation of group health, dental, life insurance and other welfare-type benefits for a number of years post-termination (varying from one to three, depending on the position held by the executive officer);

  •
  for purposes of the foregoing, Mr. Foster will receive three years of such benefits and the other Named Executive Officers will receive two years; and

  •
  26 weeks of outplacement services, purchase of the officer's then Company leased vehicle, and payment of legal fees incurred in connection with any termination of employment other than a termination by the Company for Cause.

        The Agreement provides that an executive officer's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by him or her with Good Reason if (i) the executive officer's employment is terminated without Cause prior to a Change in Control at the direction of a person who has entered into or who has proposed to enter into an agreement with the Company that constitutes a Change in Control or (ii) if the events which constitute Good Reason occur at the direction of such person; provided in either case that a Change in Control involving such other person is consummated within 12 months after any such direction.

        A "Change in Control" is defined in each Agreement as any one of the following: (i) the consummation of the sale of all or substantially all of the Company's assets as an entirety to any person or related group of persons; (ii) the merger or consolidation of the Company with or into another corporation or the merger or consolidation of another corporation with or into the Company or one of the Company's subsidiaries, such that immediately after such transaction the outstanding voting securities of the Company immediately prior to such transaction represent less than a majority of the total voting power of the outstanding voting securities of the entity surviving such merger or consolidation; (iii) the closing of a transaction pursuant to which beneficial ownership of more than 50% of the Company's outstanding Common Stock (assuming the issuance of Common Stock upon conversion or exercise of all then exercisable conversion or purchase rights of holders of outstanding convertible securities, options, warrants, exchange rights and other rights to acquire Common Stock) is transferred to a single person or entity, or a "group" (within the meaning of Rule 13d-5(b)(l) of the Securities Exchange Act of 1934) of persons or entities, in a single transaction or a series of related transactions.

        Under the Agreement, the term "Cause" is defined as the willful and continued failure of the executive officer to perform his or her duties with the Company, a substantial violation of the Company's Code of Business Conduct and Ethics (and any successor policy), conviction of a felony or engaging in conduct that violates the confidentiality provisions of the Agreement. "Good Reason" is generally defined to include, among other things, situations such as the assignment to the executive officer of duties inconsistent with his or her position or responsibility prior to the Change in Control, a reduction in annual base salary (excluding across-the-board salary reductions affecting all senior executives), failure to pay any portion of current compensation or deferred compensation when due and after the expiration of a grace period (excluding across-the-board reductions or failures affecting all senior executives), failure to maintain any compensation plan that is material to the executive officer's total compensation, failure to maintain material benefits that are substantially the same as those in effect when the Change in Control occurs, and certain job relocations.

REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors. The Compensation Committee, which consists of Mr. Cawthorn (Chair), Dr. Milne, Mr. Rogers and Mr. Waltrip, is responsible for establishing and administering the Company's executive compensation policies. This report addresses the compensation policies for fiscal year 2003 as they affect Mr. Foster, in his capacity as Chairman, President and Chief Executive Officer of the Company, and the other executive officers of the Company.

        The objectives of the Company's executive compensation program are to:

  •
  Provide a competitive compensation package that will attract and retain superior talent and reward performance.

  •
  Support the achievement of desired Company performance.

  •
  Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock, thereby encouraging the achievement of superior results over an extended period.

Executive Officer Compensation Program

        The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined objectives; and (iii) long-term incentive compensation in the form of periodic stock option or restricted stock grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders and encouraging the achievement of superior results over an extended period.

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation package as compared with companies who compete with the Company to attract and retain employees. These companies include those which are similar in size and stage of development to the Company and which provide pre-clinical products and services to pharmaceutical and biotechnology companies, companies in the biotechnology industry and other comparable companies (the "Peer Group").

        In considering compensation of the Company's executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment to the Company on various components of compensation. The Company does not believe that Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Compensation Committee's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

Base Salary

        The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. Base salaries are set competitively relative to the Peer Group. In determining salaries, the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by the Peer Group. Within the Peer Group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company's performance. In setting base salaries, the Compensation Committee also takes into account the intense level of competition among biotechnology companies, as well as a broader group of companies of comparable size and complexity to attract and retain talented personnel.

Annual Incentive Bonuses

        The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee determines the amount of each executive's bonus based on performance against established financial objectives, as well as a subjective assessment by the Compensation Committee of the officer's individual contribution to the overall performance of the Company. Bonuses are awarded on an annual basis.

Long-Term Incentive Compensation

        Long-term incentive compensation, in the form of stock options or restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Compensation Committee believes that stock option and/or restricted stock participation aligns executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the Peer Group. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant.

Chief Executive Officer Compensation

        Mr. Foster has held the position of President since 1991, CEO since 1992 and Chairman since June 2000. Mr. Foster currently receives an annual base salary, which has been increased by the Board of Directors periodically. In 2003, Mr. Foster had a base salary of $600,000, which was consistent with the range of salary levels received by his counterparts in companies in the Peer Group. Mr. Foster also received an annual bonus of $331,167, which was based primarily on the Company's overall financial performance in fiscal 2003. The Compensation Committee believes Mr. Foster has managed the Company well in a challenging business climate and has continued to move the Company towards its long-term objectives.

        The Company granted stock options to Mr. Foster to purchase 77,500 shares at an exercise price of $31.97 in fiscal 2001, 155,000 shares at an exercise price of $32.15 in fiscal 2002, and 200,000 shares at an exercise price of $32.87 in 2003. Mr. Foster also received an award of 60,000 shares of restricted stock in fiscal 2002. Of this award, 30,000 shares vest in equal increments over a three-year period so long as Mr. Foster continues to be employed by the Company. The remaining 30,000 shares are performance-based and vest if the Company achieves certain aggressive annual financial objectives established by the Board of Directors over a three-year period. The award provides that the Compensation Committee may extend the vesting for an additional year if the performance targets have not been met by the end of the initial three-year period. The Company achieved the financial objectives established by the Board for fiscal 2002, resulting in the vesting of 10,000 shares in 2003. Fiscal 2003 performance did not result in the vesting of any performance-based shares included in this award. These stock option and restricted stock awards are designed to align the interests of Mr. Foster with those of the Company's stockholders with respect to short-term and long-term operating results and long-term increases in the price of the Company's Common Stock. The grant of these options and this restricted stock award are, in each case, consistent with the goals of the Company's stock option and restricted stock award program as a whole.

THE COMPENSATION COMMITTEE
Robert Cawthorn (Chair) George M. Milne Douglas E. Rogers William H. Waltrip

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002, has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. The Board of Directors has determined that Stephen D. Chubb and George E. Massaro are both audit committee financial experts. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 27, 2003, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 27, 2003 with management, which has primary responsibility for the financial statements, and PricewaterhouseCoopers LLP, the Company's independent auditors.

  •
  Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  •
  Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence and acknowledged their independence.

  •
  Considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

  •
  Reviewed with the independent auditor all services provided during 2003 and found no independence concerns and approved all work in advance of completion consistent with prescribed policy and procedures.

  •
  Established policies and procedures for the engagement of the independent auditors. The Committee engaged the independent auditors only for services including audit, audit-related and specifically approved tax and other services.

  •
  Established policy and procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls over financial reporting and auditing matters.

        Based on the Audit Committee's review of the audited financial statements, and representations made by and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003 for filing with the Securities and Exchange Commission.

George E. Massaro (Chair) Stephen D. Chubb William H. Waltrip

STOCK PERFORMANCE GRAPH

        The following stock performance graph compares the annual percentage change in the Company's cumulative total shareholder return on its Common Stock during a period commencing on June 23, 2000 and ending on December 27, 2003 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of the S&P 500 Index and the NASDAQ Pharmaceutical Index during such period. The Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. Prior to June 23, 2000, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from Standard & Poor's Institutional Market Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

	June 23, 2000	Dec. 30, 2000	Dec. 29, 2001	Dec. 28, 2002	Dec. 27, 2003

Charles River Laboratories International, Inc.	$100	$140.38	$174.36	$196.10	$172.36

S&P 500 Index	100	92.11	82.08	62.91	80.19

Nasdaq Pharmaceutical Index	100	94.89	83.48	52.86	75.84

OTHER MATTERS

Code of Business Conduct and Ethics

        All our employees, including our Chief Executive Officer and Chief Financial Officer ("Officers"), and members of our Board of Directors, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and an abiding belief in the integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place, and we will monitor any rules adopted by the SEC to determine whether we need to modify our processes.

        The full text of our Code of Business Conduct and Ethics is published on our website at www.criver.com, under the "Investor Relations—Corporate Governance" caption. We will disclose any future material amendments to the Code of Business Conduct and Ethics and any waivers granted to an Officer within two business days following the date of such amendment or waiver.

Other Business

        The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Shareholder Proposals for 2005 Proxy Statement

        Shareholders who wish to present proposals for inclusion in the proxy statement relating to the Company's Annual Meeting of shareholders to be held in 2005 ("2005 Annual Meeting") may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's By-laws. To be eligible, shareholder proposals must be received by the Secretary of the Company no later than December 24, 2004.

        Under the Company's By-laws, if a shareholder wishes to present a proposal before the 2004 Annual Meeting but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Company, Charles River Laboratories International, Inc., 251 Ballardvale St., Wilmington, MA, 01887. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to May 12, 2005, provided that, if the 2005 Annual Meeting is not held within 30 days before or after May 12, 2005, then such nomination must be delivered to or mailed and received by the Secretary no later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a shareholder fails to provide timely notice of a proposal to be presented at the 2005 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

Obtaining Additional Information about the Company

        The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report to Shareholders for the year ended December 27, 2003 are being mailed to shareholders on or about April 9, 2004. The Company's Annual Report to Shareholders includes a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2003 (other than exhibits thereto), as filed with the SEC. The Form 10-K provides additional information about the Company. Exhibits will be provided upon written request and payment of an appropriate processing fee. A copy of the Company's Annual Report on Form 10-K (with exhibits) for the year ended December 27, 2003 can also be found on the SEC website at http://www.sec.gov.

Certain Matters Relating to Proxy Materials and Annual Reports

        The Company may now satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company shareholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions were received from affected shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact EquiServe Trust Company, N.A., P.O. Box 43069, Providence, RI 02940-3069, telephone 1-800-317-4445. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your broker or bank.

By order of the Board of Directors:

Dennis R. Shaughnessy Secretary
Wilmington, Massachusetts April 9, 2004

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

Annex I

Director Qualification Standards

Determination of Independence

  Annually, the Board analyzes and makes an affirmative determination as to the independence of its Board members to ensure that a majority of the Board consists of independent directors.

1.
The Board has adopted a test for a material relationship that would impair a director's independence. The Board has determined that "material relationships" include commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has also determined that a "material customer relationship" exists when, within the preceding three years, a director is or has been an executive officer or employee, or whose immediate family member is or has been an executive officer, of a customer of the Company which (a) derives, or is expected to derive, 1% or more of its gross revenues from the Company or (b) makes payments to, or is expected to make payments to, the Company that exceeds 1% or more of such customer's gross revenues. A "material customer relationship" does not exist when a director is an executive or retired executive of a customer of the Company, unless the threshold has been met.

2.
In no event will a director be considered independent if, within the preceding three years: (a) the director was employed by the Company; (b) an immediate family member of the director was employed by the Company as an executive officer; (c) the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company (other than director's fees and pension or other forms of deferred compensation for prior service with the Company); (d) the director was affiliated with or employed by the Company's independent auditor; (e) an immediate family member of the director was affiliated with or employed by the Company's independent auditor as a partner, principal, manager, or in any other professional capacity; or (f) an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer.

3.
Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors. Audit Committee members may not receive any compensation from the Company other than fees (including stock options) for their Committee and Board service. Members of the Audit Committee may continue to receive option grants as part of their compensation for their Committee service.

4.
All directors are required to deal at arm's length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest. If an actual or potential conflict of interest develops because of a change in the business of the Company or a subsidiary, or in a director's circumstances (for example, significant and ongoing competition between the Company and a business with which the director is affiliated), the director should report the matter immediately to the Corporate Governance and Nominating Committee for evaluation and appropriate resolution. If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and shall not vote on the matter.

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Annex II

Audit Committee Charter

Amended March 2003

INTRODUCTION

        Charles River Laboratories' executive management is responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors has responsibility to oversee management's discharge of these responsibilities. To assist the Board, the Corporation has established, through its Bylaws, an Audit Committee whose authority and responsibilities are described by this Charter.

PURPOSE

        This Charter is created in order to define the Audit Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Audit Committee members, management, external and internal auditors a clear understanding of their respective roles. The Audit Committee and the Board of Directors will review and assess the adequacy of this Charter periodically but at least annually.

MISSION STATEMENT

        The Audit Committee is created by the Board of Directors of the Company to:

  •
  assist the Board in its oversight of

  •
  the integrity of the financial statements of the Company;

  •
  the qualifications, independence and performance of the Company's independent auditor;

  •
  the performance of the Company's internal audit function; and

  •
  compliance by the Company with legal and regulatory requirements; and

  •
  prepare the Audit Committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

GENERAL GUIDELINES

Size, Composition and Term of Appointment

        The Audit Committee is a committee of the Board of Directors and will consist of no fewer than three directors, each of whom will meet the independence and experience requirements of the New York Stock Exchange ("NYSE") and at least one of whom will have accounting or related financial management expertise to qualify as a "financial expert" as defined by the relevant rules promulgated by the NYSE, Financial Accounting Standards Board ("FASB"), Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD") or other regulatory bodies. The Corporate Governance and Nominating Committee will recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members will be appointed by the Board and may be removed by the Board at any time. The Corporate Governance and Nominating Committee will recommend to the Board, and the Board will designate, the Chair of the Audit Committee.

Meetings

        The Audit Committee will meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chair of the Audit Committee, in consultation with the other committee members, will determine the frequency and length of the committee meetings and will set meeting agendas consistent with this charter.

Oversight by the Board of Directors

1.
The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. This report will include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditor, the performance of the internal audit function, and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board. The Committee will perform all duties determined by the Board.

2.
The Board will determine annually that the Committee's members are independent and that the Committee has fulfilled its duties and responsibilities.

Authority

        The Committee derives its authority from the By-Laws of the Corporation and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities. The Committee acts on the Board's behalf in matters outlined below.

RESPONSIBILITIES

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters:

Independent Auditor

1.
The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor to be proposed for shareholder approval in the proxy statement. The Committee will consider management's recommendation of the appointment of the independent auditor. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

2.
The Committee has sole authority to approve all audit engagement fees and terms and all non-audit services to be provided by the independent auditor. The Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Committee will follow the approval process set forth in Policy and Procedures for the Engagement and Retention of the Independent Auditor for Audit, Audit-Related and Non-Audit Services attached hereto as Exhibit A.

3.
The Committee will evaluate the independent auditors' qualifications, performance and independence and will present its conclusions and recommendations to the full Board on at least an annual basis. As part of such annual evaluation, the Committee will:

•
obtain and review a report(s) from the Company's independent auditors:

•
describing the independent auditors' internal quality-control procedures;

•
describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

    •
    describing all relationships between the independent auditor and the Company; and

    •
    assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

  •
  review and evaluate the senior members of the independent auditor team(s), particularly the lead audit and reviewing partners;

  •
  consider whether the lead audit or reviewing partner should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

  •
  consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

  •
  obtain the opinion of management and the internal auditors of the independent auditor's performance.

4.
The Committee will review with management and the independent auditor the Company's compliance with laws and regulations having to do with accounting and financial matters.

5.
The Committee and the Board of Directors should consider whether the independent auditor should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

6.
The Committee will establish policies for the Company's hiring of current or former employees of the independent auditor.

Financial Statements, Disclosure and Other Risk Management and Compliance Matters

1.
The Committee will review with management, internal auditors and the independent auditor, as appropriate, and in separate meetings if the Committee deems it appropriate:

•
the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-Ks;

•
the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of the Company's Form 10-Qs;

•
any analyses or other written communications prepared by management, the internal auditors and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•
the critical accounting policies and practices of the Company;

•
related-party transactions and off-balance sheet transactions and structures;

•
any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

•
regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings);

•
in conjunction with management, the Company's policies with respect to the Company's earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information; and

  •
  the Company's policies and practices with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

2.
The Committee will request from financial management and the independent auditor, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

3.
The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

4.
The Committee will, in conjunction with the CEO and CFO of the Company, review the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

5.
The Committee will review and discuss with the independent auditor any audit problems or difficulties and management's response thereto, including those matters required to be discussed with the Audit Committee by the auditor pursuant to Statement on Auditing Standards No. 61:

•
any restrictions on the scope of the independent auditor's activities or access to requested information;

•
any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise);

•
any communications between the audit team and the audit firm's national office regarding auditing or accounting issues presented by the engagement;

•
any management or internal control letter issued, or proposed to be issued, by the auditor; and

•
any significant disagreements between the Company's management and the independent auditor.

6.
The Committee will establish procedures for:

•
the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•
the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.
The Committee will review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

8.
The Committee will prepare the audit committee report that the SEC rules require to be included in the Company's annual proxy statement.

Private Discussions with Independent Auditor

        The Committee will meet privately with the independent auditor to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel and the internal audit staff, if any.

Areas Requiring Special Attention

        The Committee will instruct the independent auditor and Internal Audit, if any, that the Committee expects to be advised if there are any areas that require special attention.

Post-Audit Review

        The Committee will review with management and the independent auditor the annual Management Letter comments and management's responses to each.

Litigation

        The Committee will discuss/review with management, company counsel, and the independent auditor the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

Internal Audit

1.
The Committee will ensure that the internal audit function is structured in a manner that achieves organizational independence, including full and unrestricted access to senior management, the Audit Committee and the Board of Directors.

2.
The Committee will review and approve the internal audit function's charter to ensure unrestricted access to records, personnel and physical properties relevant to perform engagements.

3.
At least annually, the Audit Committee will evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plans and budgets to determine that the internal audit objectives and goals, staffing plans, appropriateness of resources, financial budgets and audit schedules provide adequate support of the Company's and Committee's goals and objectives. Such evaluation will include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditor.

4.
At least annually, the Committee will evaluate the performance of the senior employees responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such employees. Decisions regarding the hiring or termination of the Manager of Internal Audit will require the endorsement of the Audit Committee chair.

5.
The Committee will regularly provide internal audit with the opportunity to confer privately with the Committee, without the presence of management.

6.
The Committee will ascertain that recommendations to management by internal audit have been adequately considered and, if accepted, properly implemented.

Reporting to the Board

1.
At least annually, the Committee will evaluate its own performance and report to the Corporate Governance and Nominating Committee on such evaluation.

2.
The Committee will periodically review and assess the adequacy of this charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

PROCEDURES

        The Committee will meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditor.

        The Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditor to meet with any members of, or advisors to, the Audit Committee.

        The Committee may delegate its authority to subcommittees or the Chair of the Audit Committee when it deems appropriate and in the best interests of the Company.

LIMITATIONS INHERENT IN THE AUDIT COMMITTEE'S ROLE

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditor. Furthermore, while the Audit Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company's exposure to risk.

AMENDMENT

        This Charter may be amended by a majority of the independent members of the Board of Directors.

Annex III

Compensation Committee Charter

Adopted March 2003

Purpose

        The Compensation Committee is created by the Board of Directors of the Company to:

  •
  oversee the Company's compensation and benefits policies generally;

  •
  review senior executive performance evaluations and the Company's management succession plan;

  •
  oversee and set compensation for the Company's senior executives; and

  •
  prepare the report on executive compensation that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Membership

        The Compensation Committee shall consist of at least three members, comprised solely of independent directors meeting the independence requirements of the New York Stock Exchange. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Compensation Committee annually and as vacancies or newly created positions occur. Compensation Committee members shall be appointed by the Board and may be removed by the Board at any time. The Corporate Governance and Nominating Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Compensation Committee. The Chairman of the Board of the Company may attend meetings of the Compensation Committee as a nonvoting invitee.

Authority and Responsibilities

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Compensation Committee is responsible for the following matters.

Compensation Policies and Plans

1.
The Compensation Committee shall review and approve the Company's compensation and benefits policies generally (subject, if applicable, to shareholder ratification), including reviewing and approving any incentive-compensation plans and equity-based plans of the Company. In reviewing such compensation and benefits policies, the Compensation Committee may consider the recruitment, development, promotion, retention and compensation of senior executives and other employees of the Company and any other factors that it deems appropriate.

2.
The Compensation Committee shall exercise all rights, authority and functions of the Board of directors under all of the Company's equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that except as otherwise expressly authorized to do so by a plan or resolution of the Board, the Committee shall not be authorized to amend any such plan.

3.
The Compensation Committee shall report the results of such review and any action it takes with respect to the Company's compensation and benefits policies to the Board.

4.
The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards to any non-Section 16 officer of the Company under such of the

III-1

  Company's incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

CEO Compensation

1.
The Compensation Committee shall annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of the CEO's compensation, the Committee shall consider, among other factors, the Company's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the CEO in the past years.

Executive Compensation

1.
The Compensation Committee shall review and approve for each of the Company's senior executives the CEO's recommendations for each officer's (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, (v) any other material compensation plan, and (vi) ongoing perquisites or special benefit items.

2.
The Compensation Committee shall report the results of such review and any action it takes with respect to the compensation of the Company's senior executives to the Board.

Management Succession

1.
The Compensation Committee shall, in consultation with the Company's CEO, periodically review the Company's management succession planning including policies for CEO selection and succession in the event of the incapacitation, retirement or removal of the CEO, and evaluations of, and development plans for, any potential successors to the CEO.

Compensation Committee Report

1.
The Compensation Committee shall prepare the report on executive compensation that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Reporting to the Board

1.
The Compensation Committee shall report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to Company compensation and benefits policies, executive compensation, management succession planning and any other matters that the Compensation Committee deems appropriate or is requested to be included by the Board.

2.
At least annually, the Compensation Committee shall evaluate its own performance and report to the Corporate Governance and Nominating Committee on such evaluation.

3.
The Compensation Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

Procedures

1.
The Compensation Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chairman of the Compensation Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter. No senior executive should

III-2

  attend that portion of any meeting where such executive's performance or compensation is discussed, unless specifically invited by the Compensation Committee.

2.
The Compensation Committee has the sole authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or senior executive compensation, including sole authority to approve all such compensation consultant's fees and other retention terms.

3.
The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems appropriate and in the best interests of the Company.

Amendment

        This Charter may be amended by a majority of the independent members of the Board of Directors.

III-3

Annex IV

Corporate Governance and Nominating Committee Charter

Amended March 2003

INTRODUCTION

        The Board of Directors of Charles River Laboratories International, Inc. consists of leaders in the industry meeting the qualifications required to serve on the Company's Board. To assist the Company in all matters relating to the Board, the Company has established a Corporate Governance and Nominating Committee whose authority and responsibilities are described by this Charter.

PURPOSE

        This Charter is created in order to define the objectives of the Corporate Governance and Nominating Committee, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give the members of the Corporate Governance and Nominating Committee, management, and the Board of Directors a clear understanding of their respective roles. The Corporate Governance and Nominating Committee and the Board of Directors will review and assess the adequacy of this Charter at least annually.

MISSION STATEMENT

1.
To evaluate and select qualified individuals as nominees for the Board of Directors of Charles River Laboratories International, Inc.

2.
To oversee and supervise the nominating process and ensure appropriate procedures are in place for the selection and presentation of qualified candidates.

3.
To advise the Board on all matters related to the Board and individual directors, including compensation of directors, and make recommendations to the Board regarding the duties of directors and other corporate governance matters.

GENERAL GUIDELINES

Size, Composition and Term of Appointment

        The Corporate Governance and Nominating Committee is a committee of the Board of Directors and shall consist of no fewer than three directors, all of whom shall be independent directors meeting the independence requirements of the New York Stock Exchange. The independent members of the Board of Directors shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Committee shall recommend to the Board, and the Board shall appoint, the Chairperson of the Committee. The Chairman of the Board of the Company may attend meetings of the Corporate Governance and Nominating Committee as a nonvoting invitee.

Meetings

        The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter but in no event fewer than two times a year. The Chair of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter.

Oversight by the Board of Directors

1.
The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. This report shall include a review of any recommendations or issues that arise with respect to Board or committee nominees or membership, Board performance, corporate governance or any other matters that the Committee deems appropriate or is requested to be included by the Board.

2.
The Committee shall, at least annually, evaluate its own performance and report to the Board on such evaluation. The Committee will perform all duties determined by the Board.

3.
The Board will determine annually that the Committee's members are independent. The Board also will review and assess the adequacy of the Committee's Charter.

Authority

        The Committee derives its authority from the By-Laws of the Company and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities. The Committee has the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, including sole authority to approve all such search firm's fees and other retention terms. In addition, the Committee has the sole authority to retain and terminate any compensation consultant assisting the Committee in the evaluation of director compensation, including sole authority to approve all such compensation consultant's fees and other retention terms. The Committee acts on the Board's behalf in matters outlined below. The Committee may delegate its authority to subcommittees or to the Chair of the Committee when it deems appropriate and in the best interest of the Company.

RESPONSIBILITIES

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for the following matters:

Board and Committee Nominees

1.
The Committee shall oversee searches for and identify qualified individuals for membership on the Company's Board of Directors. The Committee has the ultimate authority to evaluate and select nominees for directors of the Company to be proposed for shareholder approval in the proxy statement. The Committee will consider director nominees, including those submitted by Board members, shareholders and by other sources for appointment to the Board of Directors.

2.
The Committee will adopt and approve appropriate qualifications for nominees and will ensure that the nominees have the qualifications required to serve on the Company's Board.

3.
The Committee will present the nominees to the full Board on an annual basis.

4.
If positions become vacant during the year, the Committee shall appoint replacements to serve until the next annual meeting.

5.
The Committee shall periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

Director Compensation

        The Committee shall review and approve compensation (including stock option grants and other equity-based compensation) for the Company's directors. In so reviewing and approving director compensation, the Committee shall:

1.
evaluate the performance of the Board and set director compensation based on such evaluation and such other factors as the Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation and the director compensation practices of similar public companies);

2.
determine any long-term incentive component of director compensation based on the awards given to directors in past years, the Company's performance, shareholder return and the value of similar incentive awards relative to such targets at comparable companies and such other factors as the Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation); and

3.
evaluate the possibility that directors' independence may be compromised if director compensation exceeds customary levels, if the Company makes substantial charitable contributions to an organization with which a director is affiliated, or if the company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which a director is affiliated.

Procedures

        As appropriate, the Committee shall:

1.
make recommendations to the Board regarding the number of meetings to be held by the Board of Directors, the performance of the Board and changes in the organization and procedures of the Board, including corporate governance.

2.
review the committee structure of the Board and make recommendations based on changes in organization, strategic direction and regulatory requirements.

3.
make recommendations to the Board on all matters relating to the Board, including the development of policies on composition, participation, the size of the Board, the tenure and retirement of directors, and training and orientation of new directors.

Evaluating the Board and its Committees

1.
The Committee shall, at least annually, lead the Board in a self-evaluation to determine whether it and its committees are functioning effectively. The Committee shall oversee the evaluation process and report on such process and the results of the evaluations, including any recommendations for proposed changes, to the Board.

2.
The Committee shall, at least annually, review the evaluations prepared by each Board committee of such committee's performance and consider any recommendations for proposed changes to the Board.

3.
The Committee shall oversee the process for assessing individual director's performance and recommend individual directors for re-election to the Board or any Board committee based on positive performance.

4.
The Committee shall periodically review the By-Laws of the Company and recommend changes to the Board.

CORPORATE GOVERNANCE MATTERS

1.
The Committee shall develop and recommend to the Board Corporate Governance Guidelines and a Code of Business Conduct and Ethics of the Company and oversee such Guidelines and Code.

2.
The Committee shall be responsible for staying abreast of best practices in the corporate governance area. As such, the Committee shall, at least annually, review and reassess the adequacy of such Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommend any proposed changes to the Board. The Committee shall be responsible for any tasks assigned to it in the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics.

3.
The Committee shall oversee compliance with the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics and report on such compliance to the Board. The Committee shall also review and consider any requests for waivers of the Company's Corporate Governance Guidelines or Code of Business Conduct and Ethics for the Company's directors, executive officers and other senior financial officers, and shall make a recommendation to the Board with respect to such request for a waiver.

4.
The Committee shall review potential conflicts of interest involving directors and shall determine whether such director(s) may vote on any issue as to which there may be a conflict.

5.
The Committee shall consider any other factors that are set forth in the Company's Corporate Governance Guidelines or are deemed appropriate by the Committee.

AMENDMENT

        This Charter may be amended by a majority of the independent members of the Board of Directors.

DETACH HERE

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
251 Ballardvale Street
Wilmington, MA 01887
(978) 658-6000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2004

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Annual Meeting of Stockholders to be held at 8:00 a.m. on Wednesday, May 12, 2004 at Charles River Endosafe, 1023 Wappoo Road, Building B, Suite 42, Charleston, SC and hereby appoints James C. Foster, Thomas F. Ackerman and Dennis R. Shaughnessy, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Charles River Laboratories International, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposals 1 and 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):						2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public auditors for the fiscal year ending December 25, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES:	(01) James C. Foster, (02) Robert Cawthorn, (03) Stephen D. Chubb, (04) George E. Massaro, (05) George M. Milne, (06) Douglas E. Rogers, (07) Samuel O. Thier and (08) William H. Waltrip,
			FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
FOR ALL
	NOMINEES	☐
	EXCEPT		To withhold authority for any nominee mark "FOR ALL NOMINEES EXCEPT" and write the nominee's number above.
								MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
								MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF INDEPENDENT AUDITORS
BENEFICIAL OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
REPORT OF COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
OTHER MATTERS
Director Qualification Standards
Audit Committee Charter Amended March 2003
Compensation Committee Charter Adopted March 2003
Corporate Governance and Nominating Committee Charter Amended March 2003